UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: January 29, 2002
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
17001 Northchase Drive, Houston, Texas 77060-2141
(281) 875-1101

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568

Item 5.  Other Events

On January 29, 2002, Anadarko Petroleum Corporation announced that the Company would correct financial results for the third quarter 2001 because of an error in calculating an impairment of the book value of U.S. oil and gas properties.

Anadarko will file a revised Report on Form 10-Q with the United States Securities and Exchange Commission (SEC) for the quarter ended September 30, 2001, which will include an additional non-cash, pre-tax write-down of $1.70 billion ($1.08 billion after-tax, or $4.33 per share, diluted). When combined with Anadarko's previously announced ceiling-test charge for the third quarter 2001 for oil and gas properties in Canada and South America, the total third-quarter ceiling test charge will be $2.53 billion ($1.57 billion after-tax, or $6.26 per share, diluted).

The third-quarter charges are caused by low oil and gas prices in U.S. and Canadian markets on September 30, 2001. The error arose out of using the incorrect figures for both the tax basis and deferred taxes on U.S. properties acquired in the merger with Union Pacific Resources (UPR) for purposes of determining the impairment. It was found when preparing year-end reports as the company reconciled a quarterly ceiling test against its tax returns.

Item 7(c).  Exhibits
99	Anadarko Petroleum Corporation Press Release, dated January 29, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer and principal financial officer.
ANADARKO PETROLEUM CORPORATION
(Registrant)

January 29, 2002	By:	/s/ Michael E. Rose
Michael E. Rose - Executive Vice President,
Finance and Chief Financial Officer